UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Newkirk Master Limited Partnership
(Name of Registrant as Specified In Its Charter)

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THE NEWKIRK MASTER LIMITED PARTNERSHIP

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

TO BE HELD ON NOVEMBER 20, 2006

NOTICE IS HEREBY GIVEN that a special meeting of limited partners of The Newkirk Master Limited Partnership, a Delaware limited partnership, will be held in the 11th Floor Conference Center of the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, on Monday, November 20, 2006, at 10:45 A.M., New York City Time, to consider and act upon the following:

1. To appoint Lex GP-1 Trust, a Delaware statutory trust and a wholly-owned subsidiary of Lexington Corporate Properties Trust, as the successor general partner of The Newkirk Master Limited Partnership;

2. To adopt an amended and restated partnership agreement for The Newkirk Master Limited Partnership; and

3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Limited partners of record at the close of business on October 13, 2006 are entitled to receive notice of, and to vote at, the meeting and at any adjournments.

All limited partners are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy, which is solicited by your general partner, and mail it promptly in the enclosed envelope to make sure that your limited partnership interests are represented at the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your interests in person.

The special meeting is being held in conjunction with the special meeting of stockholders of Newkirk Realty Trust, Inc. that will be held on the same day to approve the merger between Newkirk Realty Trust, Inc. and Lexington Corporate Properties Trust. The approval of the two proposals by limited partners of The Newkirk Master Limited Partnership is a condition of the merger. Limited partners holding approximately 39.4% of the outstanding limited partnership interests have entered into agreements to vote in favor of the two proposals and we intend to vote the limited partnership interests that we own, representing approximately 30.1% of the outstanding interests, in favor of the proposals. Accordingly, unless we, as your general partner, withdraw our recommendation to approve the merger or publicly recommend an alternative transaction, approval of the proposals is assured.

Very truly yours,

NEWKIRK REALTY TRUST, INC.
General Partner

By:	Carolyn Tiffany
Secretary

Boston, Massachusetts

October 16, 2006

IMPORTANT: The prompt return of proxies will ensure that your limited partnership interests will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

7 Bulfinch Place

Suite 500

Boston, MA 02114

PROXY STATEMENT

SPECIAL MEETING OF LIMITED PARTNERS

To be held on November 20, 2006

This Proxy Statement and the enclosed Proxy Card are being furnished in connection with the solicitation of proxies by Newkirk Realty Trust, Inc., the general partner of your Partnership, to be voted at a special meeting of limited partners to be held in the 11th Floor Conference Center of the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, on Monday, November 20, 2006, at 10:45 A.M., New York City Time, and at any adjournments for the purposes set forth in the accompanying Notice of Special Meeting of Limited Partners and in this Proxy Statement.

A Proxy, in the accompanying form, which is properly executed, duly returned to your Partnership and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the appointment of Lex GP-1 Trust as the successor general partner of your Partnership and (ii) FOR the adoption of the amended and restated partnership agreement. Each Proxy granted may be revoked at any time thereafter by writing to your Partnership prior to the meeting, or by execution and delivery prior to the meeting of a subsequent Proxy or by attendance and voting in person at the meeting.

Both of the proposals are contingent upon, and will become effective upon, consummation of the merger between Lexington Corporate Properties Trust and Newkirk Realty Trust, Inc., which we refer to as Lexington and Newkirk, respectively. Under your Partnership’s existing Agreement of Limited Partnership, which we refer to as the current partnership agreement, the affirmative vote of the holders of a majority of all limited partnership interests, which we refer to as units, is required to appoint the successor general partner and to approve the amended and restated partnership agreement, which we refer to as the amended partnership agreement. Holders of record of units at the close of business on October 13, 2006 are entitled to notice of, and to vote at, the special meeting or any adjournment. As of the record date, 64,415,239.5 units were issued and outstanding, including 19,375,000 units, or approximately 30.1% of the outstanding units, held by Newkirk.

Affiliates of Apollo Real Estate Investment Fund III, L.P. and entities through which employees and executive officers of Winthrop Realty Partners L.P. hold units, currently own approximately 39.4% of the outstanding units and have entered into agreements to vote in favor of the proposals. In addition, Newkirk currently intends to vote the 19,375,000 units it owns in favor of the proposals. Accordingly, unless Newkirk publicly withdraws its recommendation of the merger or publicly recommends an alternative transaction, approval of the proposals is assured.

The merger is the subject of a joint proxy statement/prospectus of Newkirk and Lexington and is required to be approved by holders of a majority of the outstanding voting securities of each company. Limited partners owning the 45,000,000 units that were outstanding at the time of Newkirk’s November 2006 public offering, which we refer to as the voting units, will receive a copy of the joint proxy statement/prospectus and, through their beneficial ownership of Newkirk’s special voting preferred stock, will have the right to direct the voting of the 45,000,000 Newkirk votes represented by the special voting preferred stock on the approval of the merger. The special voting preferred stock represents approximately 69.9% of Newkirk’s outstanding voting securities. Holders of the approximately 40,240 units issued after November 2006 do not have any beneficial ownership rights in Newkirk’s special voting preferred stock and, accordingly, do not have the right to vote on the merger.

Questions may be directed to your Partnership at the address set forth above.

This Proxy Statement is first being mailed to Limited Partners on or about October 18, 2006.

BACKGROUND OF THE ACTIONS

Your Partnership is a Delaware limited partnership that began operations on January 1, 2002. It owns commercial properties, most of which are net-leased to investment grade corporate tenants, as well as other real estate assets. In November 2005, Newkirk closed an underwritten public offering of its shares of common stock. At that time Newkirk became the general partner of your Partnership and acquired 16,875,000 units in exchange for a contribution to your Partnership of (i) $235,800,000 and (ii) certain exclusivity rights with respect to net-lease business opportunities offered to or generated by Michael Ashner, the Chairman and Chief Executive Officer of Newkirk. Newkirk also acquired an additional 2,500,000 units from existing limited partners and, accordingly, owns a total of 19,375,000 units, representing 30.1% of the total outstanding units at October 13, 2006. At the same time, NKT Advisors LLC, which we refer to as NKT Advisors, was retained as your Partnership’s external advisor. As your Partnership’s external advisor, NKT Advisors receives a base management fee and incentive compensation. The executive officers of NKT Advisors are also executive officers of Newkirk.

Newkirk is a Maryland corporation that has elected to be taxed as a real estate investment trust and whose shares are listed on the New York Stock Exchange under the symbol “NKT”. Under the current partnership agreement, you have rights to redeem your units, subject to the limitations contained in the current partnership agreement, for a redemption price based on the fair market value of shares of Newkirk. The redemption price is payable in cash, or at the option of Newkirk, by the issuance of common stock of Newkirk.

On July 23, 2006, Newkirk entered into a definitive Agreement and Plan of Merger with Lexington, a Maryland real estate investment trust whose primary business is the acquisition, ownership and management of a geographically diverse portfolio of net leased office, industrial and retail properties. Lexington is self-managed and self-administered and its operations are conducted primarily through three operating partnerships and various joint ventures, as compared to Newkirk which is externally managed by NKT Advisors and conducts all of its operations through your Partnership. Lexington’s common shares are traded on the New York Stock Exchange under the symbol “LXP”.

The Merger Agreement has been approved by the board of directors and a special committee of the board of directors of Newkirk and by the board of trustees and a special committee of the board of trustees of Lexington. Newkirk and Lexington have prepared a joint proxy statement/prospectus regarding the proposed merger. Limited partners are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Newkirk and Lexington and the proposed merger. A definitive proxy statement/prospectus will be sent to holders of voting units who, through their beneficial ownership of Newkirk’s special voting preferred stock, have the right to direct the vote of that stock on the approval of the merger. Limited partners may obtain a free copy of the definitive proxy statement/prospectus when it becomes available and other documents filed by Newkirk and Lexington with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, MA 02114, Telephone: (617) 570-4680.

Upon consummation of the merger, which is subject to the approval of the holders of outstanding voting securities of Newkirk and Lexington and the effectiveness of a Registration Statement on Form S-4 filed by Lexington, as well as to the approval of the proposals that are the subject of this Proxy Statement, the following actions will be taken:

•                  Newkirk will merge with and into Lexington and the name of the surviving entity will be changed to Lexington Realty Trust;

•                  Each holder of Newkirk’s common stock will be entitled to receive 0.80 common shares of Lexington in exchange for each share of Newkirk common stock;

•                  Each outstanding unit will be converted into 0.80 units;

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•                  Lex GP-1 Trust, a wholly owned subsidiary of Lexington, will become the new general partner of your Partnership;

•                  Michael L. Ashner, Chairman of the board of directors and Chief Executive Officer of Newkirk, will enter into a new three-year employment agreement with Lexington and become Executive Chairman and Director of Strategic Transactions of Lexington. T. Wilson Eglin will continue as President, Chief Executive Officer, Chief Operating Officer and a Trustee of Lexington and Patrick Carroll will continue as Executive Vice President and Chief Financial Officer of Lexington. John B. Vander Zwaag will continue as Executive Vice President of Portfolio Management of Lexington. Lara Johnson, Executive Vice President of Newkirk, will become Executive Vice President of Strategic Transactions of Lexington. E. Robert Roskind, Chairman of Lexington’s board of trustees, and Richard J. Rouse, Vice Chairman of Lexington’s board of trustees, will each serve as Co-Vice Chairman of Lexington’s board of trustees and Mr. Rouse will continue to serve as Chief Investment Officer;

•                  Lexington’s board of trustees will be increased from nine to eleven members, three of whom will be appointed by Newkirk and eight of whom will be appointed by Lexington;

•                  The name of your Partnership will be changed to The Lexington Master Limited Partnership;

•                  The current partnership agreement will be amended and restated to provide that, among other things, units, which are currently redeemable at the option of the holder for cash based on the value of a share of Newkirk common stock or, at Newkirk’s option, in Newkirk common stock, will be redeemable at the option of the holder for cash based on the value of a common share of Lexington, or, if Lexington elects, on a one-for-one basis for common shares of Lexington, in each case after giving effect to a 0.80 for 1 reverse split of outstanding units;

•                  Lexington will guarantee the performance of the redemption obligations of your Partnership under the amended partnership agreement;

•                  By its terms, your Partnership’s Advisory Agreement with NKT Advisors is not terminable by your Partnership without cause until November 7, 2008, the end of its initial term. However, in order to facilitate the merger and to eliminate the external management feature of your Partnership and enable your Partnership to be self-managed and self-administered in the same manner as Lexington, NKT Advisors has consented to an early termination of the Advisory Agreement in exchange for a $12.5 million payment. Under the terms of the Advisory Agreement, NKT Advisors would be entitled to a minimum base management fee of $4.8 million per year for the remainder of the initial term as well as a termination payment of not less than $9.6 million. Accordingly, NKT Advisors has agreed to a payment of $12.5 million in lieu of a total minimum payment of $19.2 million under the terms of the Advisory Agreement, assuming the merger occurred on November 7, 2006. The termination fee will not increase, regardless of when the merger actually occurs.;

•                  Lexington will obtain the benefit of Newkirk’s exclusivity arrangement with Mr. Ashner with respect to all business opportunities related to net-leased properties that are offered to or generated by Mr. Ashner;

•                  Newkirk’s special voting preferred stock will be converted into a special voting preferred share of Lexington and will enable holders of the 36,000,000 voting units (which gives effect to the 0.80 reverse unit split) to retain the same right to direct the voting of Lexington’s special voting preferred share that they presently have to direct the voting of Newkirk’s special voting preferred stock. Based on Lexington common shares and Newkirk common stock and voting units outstanding on the record date, holders of voting units will be entitled to direct the voting of approximately 34.4% of Lexington’s voting stock;

•                  Lexington will use commercially reasonable efforts to contribute to your Partnership, simultaneously with the consummation of the merger or as soon thereafter as possible, all of its economic interests in its three operating partnerships in exchange for, at Lexington’s option, general or limited partnership interests in your Partnership;

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•                  Your Partnership, Lexington and Lexington’s three operating partnerships will enter into a funding agreement in which each of them will agree, jointly and severally, to lend funds to any of the four partnerships that does not have sufficient cash to make minimum quarterly distributions to its partners; and

•                  Lexington will assume the obligations of Newkirk to file a registration statement (if such obligations have not yet previously been fulfilled by Newkirk prior to the consummation of the merger) that would allow up to 36,000,000 common shares of Lexington to be issued upon redemption of the voting units. This obligation covers the voting units outstanding after giving effect to the 0.80 for 1 reverse unit split.

DESCRIPTION OF THE AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

The following is a discussion of certain material changes that are being made under the provisions of the amended partnership agreement. This summary is qualified in its entirety by reference to the full text of the amended partnership agreement which is attached as Exhibit A to this Proxy Statement.

Name

The name of the Partnership will be The Lexington Master Limited Partnership.

Management

Lex GP-1 Trust, who we refer to as the new general partner, will be substituted as the sole general partner of your Partnership, and will have full, exclusive and complete responsibility and discretion in the management, operation and control of your Partnership. However, without consent of holders of a majority of the outstanding units, exclusive of units owned by Lexington, the new general partner may not use any assets of your Partnership except to (i) reimburse Lexington and the new general partner for expenses, including overhead expenses, incurred in connection with the Partnership’s business, (ii) to make distributions to partners and (iii) to acquire assets or make loans for the exclusive benefit of your Partnership. Loans to affiliates of Lexington may be made on such terms as the new general partner determines in its sole discretion if neither Lexington nor any of its affiliates, other than your Partnership, holds an interest in the borrower. All other loans to affiliates must be made on terms no more favorable than those that could be obtained from a third party. However, the new general partner has the discretion to determine the terms of any loan made to an affiliate if Lexington has contributed to your Partnership its economic interest in its three operating partnerships. This contribution is discussed in more detail below. In any event, the interest rate on any loan that is made after the contribution is effected may not be less than the applicable federal rate.

Unit Split

At the effective time of the amended partnership agreement, your Partnership will effect a reverse unit split such that each unit will be converted into 0.80 units of limited partnership interest in your Partnership.

Redemption Right

Under the amended partnership agreement, each limited partner, other than limited partners which are affiliates of Lexington, will continue to have the right to cause your Partnership to redeem their units for cash. Subject to limitations described below, holders of the voting units may redeem their units beginning November 7, 2006 and holders of the other 40,240 units currently outstanding may redeem their units beginning November 1, 2007. This right may be exercised at the election of a limited partner by giving written notice to the new general partner as provided in the amended partnership agreement. The purchase price for each unit to be redeemed will equal the fair market value of one common share of Lexington (subject to adjustments described below), calculated as the average of the daily closing prices on the New York Stock Exchange for the twenty consecutive business days immediately preceding the date of determination or, if no closing price is available, as provided in the amended partnership agreement. The new general partner will be permitted to elect to purchase tendered units for the

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redemption price by the issuance of a number of common shares of Lexington equal to the number of units with respect to which the right is being exercised.

No limited partner may exercise its redemption right if the redemption would cause Lexington to violate requirements designed to preserve Lexington’s status as a real estate investment trust under the Internal Revenue Code, which we refer to as the Code. As is the case with Newkirk’s charter, the relevant sections of Lexington’s charter generally prohibit direct or indirect ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of Lexington’s outstanding common shares. Lexington may further prohibit any person from beneficially or constructively owning Lexington’s shares that would result in Lexington being “closely held” under Section 856(h) of the Code or would otherwise cause Lexington to fail to qualify as a REIT. In addition, as is the case in the current agreement, no limited partner may exercise the redemption right:

•                  for fewer than 500 units or, if a limited partner holds fewer than 500 units, less than all of the units held by such limited partner, or

•                  if transfers of units during the calendar year, including redemptions, but excluding certain exempt transfers, exceed 2% of the outstanding units exclusive of units beneficially owned by Lexington, which limitation is currently imposed on your redemption right and is designed to avoid having your Partnership treated as a publicly traded partnership under the Code.

The number of Lexington common shares issuable and the cash amount payable upon a limited partner’s exercise of the redemption right will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Distributions

As is currently the case, the amended partnership agreement provides that your Partnership will make cash distributions to partners, including Lexington, in amounts determined by the new general partner in its sole discretion, in accordance with the respective percentage interests of the partners in your Partnership. The new general partner intends, but is not obligated, to cause your Partnership to make distributions to partners that are at least equal on a per unit basis to the cash dividend payable on one common share of Lexington. Because the cash dividend payable on a common share of Lexington will be affected by the results of operations of entities besides your Partnership, this policy makes it likely that the per unit distributions to be made by your Partnership following the merger will differ, perhaps significantly, from the amount of Partnership taxable income allocable to a unit. Cash distributions in excess of Partnership taxable income generally will not be taxable to a limited partner until such distributions exceed the limited partner’s tax basis in the units. Accordingly, a limited partner may realize a benefit in years in which the Partnership’s per unit cash distributions exceed the amount of Partnership taxable income allocable to a unit. Conversely, a limited partner may suffer a detriment in years in which the Partnership’s per unit cash distributions are less than the amount of Partnership taxable income allocable to a unit. Lexington anticipates paying annual cash dividends equal to $1.50 per common share which from your perspective would be equivalent to an annual distribution of $1.20 per unit after giving effect to the reverse unit split.

As is currently the case, upon liquidation of your Partnership, after payment of, or adequate provisions for, debts and obligations of your Partnership, including any partner loans, any remaining assets of your Partnership will be distributed to the partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Preferred Share

As part of the merger, Newkirk’s special voting preferred stock will be converted into a special voting preferred share of Lexington. That share will enable holders of the voting units to retain the same voting rights for Lexington that they presently have for Newkirk. Lexington’s special voting preferred share will be held by NKT Advisors, which also holds Newkirk’s special voting preferred stock. NKT Advisors will continue to be obligated to follow the direction of holders of voting units in voting the Lexington special voting preferred share to the same extent that it is currently obligated to follow that direction in voting the Newkirk special voting preferred stock. The amended partnership agreement contains substantially the same provisions for the special voting preferred share that

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are contained in the current partnership agreement. The Lexington special voting preferred share will entitle holders of voting units to direct the voting of that share on all matters for which Lexington shareholders are entitled to vote. The number of votes will initially be 36,000,000, subject to reduction by the number of voting units that are subsequently redeemed.

OTHER AGREEMENTS

Contribution

Lexington has agreed to use commercially reasonable efforts to contribute to your Partnership, simultaneously with the consummation of the merger or as soon thereafter as possible, all of its economic interests in its three operating partnerships in exchange for, at Lexington’s option, general or limited partnership interests in your Partnership. We refer to this event as the contribution. The amended partnership agreement provides that the contribution will be valued based on the number of Lexington common shares that would be issued if the contributed interests were redeemed for common shares of Lexington under the partnership agreements of the three operating partnerships.

Funding Agreement

Upon consummation of the merger, your Partnership, Lexington and Lexington’s three operating partnerships will enter into a funding agreement that will be effective as of January 1, 2007 if the consolidation described below has not taken place by then. The parties to the funding agreement will agree, jointly and severally, that if any of the four partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (1) a specified distribution set forth in its partnership agreement or (2) the cash dividend payable with respect to a whole or fractional common share of Lexington into which such partnership common units would be converted if they were redeemed for Lexington common shares in accordance with its partnership agreement, Lexington and the other partnerships will fund their pro rata share of the shortfall. The pro rata share of each funding partnership and Lexington, respectively, will be determined based on the number of units in each funding partnership and, for Lexington, by the amount by which its total outstanding common shares exceeds the number of units in each funding partnership not owned by Lexington, with appropriate adjustments being made if units are not redeemable for Lexington common shares on a one-for-one basis. Payments under the funding agreement will be made in the form of loans to the partnership experiencing a shortfall, and will bear interest at prevailing rates as determined by Lexington in its discretion but no less than the applicable federal rate. Your Partnership’s right to receive these loans will expire after Lexington has contributed to your Partnership all of its economic interests in its three operating partnerships, seven existing joint ventures and all of its other subsidiaries that are partnerships, joint ventures or limited liability companies, which we refer to as the consolidation. Thereafter, your Partnership will remain obligated to continue to make these loans until there are no remaining units outstanding in the three operating partnerships and all loans have been repaid.

Assuming it becomes effective, the funding agreement will enable your Partnership to make distributions to its limited partners that may exceed its available cash flow, although your Partnership is not required to make any specified distributions to its limited partners. This aspect of the funding agreement, together with a limited partner’s redemption and voting rights under the amended partnership agreement, might lead a taxing authority to assert that a limited partner should be treated for tax purposes as if the limited partner had redeemed his or its units for Lexington common shares in a fully taxable transaction.

CONFLICTS OF INTEREST;

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

Directors and officers of your general partner and certain limited partners of your Partnership and security holders of Newkirk have interests in the merger that may be different from, or in addition to, the interests of limited partners generally. The Newkirk board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, the merger and the related transactions and making their recommendations. These interests include:

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Michael L. Ashner Employment Agreement. Michael L. Ashner, who is the current Chairman and Chief Executive Officer of Newkirk, will be appointed as Executive Chairman and Director of Strategic Transactions of Lexington upon completion of the merger pursuant to an employment agreement. Under the terms of the employment agreement, Mr. Ashner will be entitled to an initial base salary of $450,000, subject to annual review as well as bonuses, incentive compensation and other standard benefits. In addition, if Mr. Ashner terminates his employment for “good reason” or if Lexington terminates Mr. Ashner’s employment without “cause” or, if Mr. Ashner’s employment agreement is terminated prior to but in connection with a change in control of Lexington, Mr. Ashner will be entitled to receive significant severance payments as well as certain other benefits.

Advisory Agreement Termination Fee. Effective upon consummation of the merger, Newkirk and your Partnership will terminate their advisory agreement with NKT Advisors for an aggregate payment to NKT Advisors of $12.5 million, $7 million attributable to the base management fee under the agreement and $5.5 million attributable to the incentive management fee. NKT Advisors is 80% owned by FUR Holdings LLC and 20% owned by an affiliate of Vornado Realty Trust, which we refer to as Vornado. Vornado will be entitled to receive up to $2.5 million of the advisory agreement termination fee in respect of its interest in NKT Advisors. Vornado is a significant unitholder in your Partnership and its designee, Clifford Broser is a member of Newkirk’s board of directors and will serve as a trustee of Lexington following the merger. FUR Holdings LLC is controlled by Michael Ashner, and is 25.0%, 2.46%, 1.2% and 1.6% owned by Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany, respectively, the executive officers of Newkirk and NKT Advisors. FUR Holdings LLC also currently holds 24.1% of the common shares of Winthrop Realty Trust, a New York Stock Exchange listed real estate investment trust, and is the sole owner of Winthrop Realty Trust’s external advisor. $4.4 million of the termination payment will inure to the benefit of Winthrop Realty Trust through a reduction in the advisory fee payable to Winthrop Realty Trust’s external advisor.

Certain Benefits to Winthrop Realty Trust. Michael L. Ashner is the President and Chief Executive Officer of Winthrop Realty Trust. Winthrop Realty Trust currently holds 1.25 million shares of Newkirk common stock which it received from Newkirk for the assignment of Newkirk’s exclusivity arrangement with Michael L. Ashner with respect to business opportunities related to net-leased properties that are offered to or generated by Mr. Ashner. As of September 1, 2006, 468,750 of those shares were subject to forfeiture by Winthrop Realty Trust upon the occurrence of certain events during the period expiring November 7, 2008. Those events include the termination of Newkirk and your Partnership’s advisory agreement with NKT Advisors for cause or the resignation of Michael L. Ashner as an officer and director of both Newkirk and NKT Advisors. In addition, Winthrop Realty Trust also owns 3,125,000 shares of Newkirk common stock that it acquired from Newkirk at the time of Newkirk’s public offering. All of the 4,375,000 shares of Newkirk common stock owned by Winthrop Realty Trust are subject to a lock-up agreement that restricts their sale prior to November 7, 2008. Upon consummation of the merger, Winthrop Realty Trust’s shares will no longer be subject to lock-up and all forfeiture restrictions will lapse. If the merger does not occur, the shares subject to forfeiture will be released from the forfeiture restrictions at the rate of 17,361 shares per month.

Property Management Agreements. For a period of one year following the merger, all existing management agreements between your Partnership and Winthrop Management L.P., an affiliate of Mr. Ashner, will not be terminated except in accordance with their terms and Winthrop Management L.P. or its affiliate will be retained as the property manager for all of your Partnership’s properties and all properties acquired by Lexington during that time, in all cases where a property manager is retained. After one year all such agreements may be terminated by Lexington without cause.

Exemption from Ownership Limitation. Lexington has agreed to grant exemptions from its 9.8% ownership limitation to the following significant security holders in your Partnership, Apollo Real Estate Investment Fund III, L.P. and certain of its affiliates and Vornado Realty L.P., an affiliate of Vornado. Apollo Real Estate Investment Fund III, L.P. will be granted a waiver to the extent it beneficially owns up to 18,687,236 Lexington common shares and Vornado will be granted a waiver to the extent it owns up to 8,149,593 Lexington common shares plus additional Lexington common shares owned by Winthrop Realty Trust that may be deemed to be beneficially owned by Vornado. Apollo Real Estate Investment Fund III, L.P. and Vornado were each previously granted ownership waivers by Newkirk in connection with Newkirk’s initial public offering.

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Early Termination of Lock-Up Agreements. Lock-up agreements with certain officers and directors of Newkirk with respect to an aggregate of 747,542 post-split units will be terminated as of the effective date of the merger. Lock-up agreements restricting the sale of common shares by Mr. Ashner will continue in full effect until 2009.

Indemnification and Insurance. The merger agreement provides that any exculpation and indemnification provided by Newkirk, your Partnership or NKT Advisors to each current or former director, officer, employee or other fiduciary of Newkirk, your Partnership or NKT Advisors will be assumed by Lexington and continue in full force and effect in accordance with their terms. In addition, Lexington will indemnify and hold harmless the current directors, officers or fiduciaries of Newkirk, your Partnership, NKT Advisors or any of their respective subsidiaries to the fullest extent permitted by law in connection with any claim, judgments, fines, penalties and settlements arising out of such person’s service as an officer, director or fiduciary of Newkirk, your Partnership, NKT Advisors or their respective subsidiaries. Further, Lexington has agreed to purchase or maintain directors’ and officers’ liability insurance coverage for the benefit of those individuals currently covered by Newkirk or your Partnership’s insurance for a period of six years following the merger, with respect to claims arising from facts or events that occurred on or prior to the effective time of the merger.

Voting Agreements. Apollo, AP-Newkirk Holdings LLC, WEM-Brynmawr Associates LLC, WRT Realty L.P. and Michael L. Ashner have each entered into a voting agreement with Lexington which require each of them to vote all Newkirk voting shares and units beneficially owned by each of them as of the record date for the Newkirk special meeting in favor of the merger proposal (and against competing proposals).

NO APPRAISAL RIGHTS

Limited partners are not entitled to dissenters’ appraisal rights under Delaware law or the current partnership agreement in connection with the amendment and restatement of the current partnership agreement.

DIRECTORS AND EXECUTIVE OFFICERS OF NEWKIRK

The following table sets forth certain information about the current executive officers and directors of Newkirk.

Name	Age	Position

Michael Ashner	54	Chairman of the Board of Directors and Chief Executive Officer of Newkirk
Peter Braverman	54	President and Director of Newkirk
Thomas Staples	50	Chief Financial Officer of Newkirk
Carolyn Tiffany	40	Chief Operating Officer and Secretary of Newkirk
Lara Johnson	34	Executive Vice President and Director of Newkirk
Clifford Broser	45	Director of Newkirk
Harold First	70	Director of Newkirk
Richard Frary	59	Director of Newkirk
Isidore Mayrock	50	Director of Newkirk
Lewis Meltzer	65	Director of Newkirk
Laura Pomerantz	59	Director of Newkirk
Miles Stuchin	53	Director of Newkirk
Steven Zalkind	64	Director of Newkirk

Information for each of the individuals listed above are set forth below.

Michael Ashner. Mr. Ashner has been a director and Chairman and the Chief Executive Officer of Newkirk since its inception in July 2005. Mr. Ashner also serves as a trustee and the Chairman and Chief Executive Officer of Winthrop Realty Trust, positions he has held since January 2004. Since 1996 he has also served as the Chief Executive Officer of Winthrop Realty Partners, L.P., which we refer to as Winthrop, a real estate investment and management company. Mr. Ashner served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (collectively, the “Shelbourne Entities”), three

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real estate investment trusts, from August 2002 until their liquidation in April 2004. Mr. Ashner also serves on the board of directors of NBTY, Inc., a manufacturer and distributor of nutritional supplements and Atlantic Coast Entertainment Holdings, Inc., an owner and operator of the Sands casino in the Atlantic City, New Jersey.

Peter Braverman. Mr. Braverman has been a director and the President of Newkirk since its inception in July 2005. Mr. Braverman also currently serves as the President and a director of Winthrop Realty Trust, a position he has held since August 2004. From January 8, 2004 to August 4, 2004, Mr. Braverman was the Executive Vice President of Winthrop Realty Trust. Mr. Braverman has been an Executive Vice President of Winthrop since January 1996. Mr. Braverman served as a director and Executive Vice President of each Shelbourne Entity from August 2002 until their liquidation in April 2004.

Clifford Broser. Mr. Broser has been associated with Vornado since 1989. Since 1997 Mr. Broser has been a Senior Vice President in Vornado’s acquisitions group where he has been responsible for real estate acquisitions and financings. Vornado is a diversified REIT with a current market cap in excess of $23 billion, making it one of the largest REITs in the industry.

Harold First. Harold First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First is a certified public accountant.

Richard Frary. Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc. a private merchant banking firm founded in 1990 primarily engaged in real estate acquisition, management and development. He also serves on the board of directors of Tarragon Corporation, a publicly traded real estate investment trust, and the board of trustees of Johns Hopkins University.

Lara Johnson. Ms. Johnson has been an Executive Vice President of Newkirk since its inception in July 2005 and a director of Newkirk since October 2005. From April 1996 to March 2003, and since April 2005 she has served as a senior vice president of Winthrop. Ms. Johnson served as a vice president of the Shelbourne Entities from August 2002 until their liquidation in April 2004.

Isidore Mayrock. Mr. Mayrock has been a Principal Partner of Fortunoff, a leading operator of full-line department stores selling jewelry and home furnishings throughout the New York metropolitan area, since 1978. He has also been Managing Partner of Westbury Properties Investment Corp., which manages the Fortunoff real estate portfolio, since 1990.

Lewis Meltzer. Mr. Meltzer is an attorney and Managing Partner of the law firm of Meltzer, Lippe, Goldstein & Breitstone, LLP, which he founded in 1970. Mr. Meltzer’s practice encompasses real estate, tax, corporate and high net worth estate planning. Mr. Meltzer is also an active real estate developer and investor.

Laura Pomerantz. Ms. Pomerantz is a Principal of PBS Realty Advisors, LLC, a company which provides commercial real estate advisory and brokerage services to large institutional and corporate clients. The partnership was formed in September of 2002. Prior to that time, she was associated with Newmark & Company Real Estate, Inc., a commercial real estate company, as Senior Managing Director and served in this capacity from August 1996 to August 2002. Ms. Pomerantz served as Executive Vice President and a director of the Leslie Fay Companies, Inc., an apparel design and manufacturing company, from January 1993 to November 1994, and as Senior Vice President and Vice President of Leslie Fay from 1986 through 1992.

Thomas Staples. Mr. Staples has been the Chief Financial Officer of Newkirk since its inception in July 2005. Mr. Staples also serves as the Chief Financial Officer of Winthrop Realty Trust, a position he has held since January 8, 2004. Mr. Staples, has been with Winthrop since 1994 and has served as its Chief Financial Officer since January 1999. Mr. Staples is a certified public accountant.

Miles Stuchin. Mr. Stuchin is the founder and CEO of Access Capital, Inc., a New York based specialty finance and venture capital company, and of Charter Realty, an owner-manager of Manhattan residential apartment buildings. He is a Director of the Commercial Finance Association and the Vice-Chairman of the board of trustees of Horace Mann School.

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Carolyn Tiffany. Ms. Tiffany has been the Chief Operating Officer and Secretary of Newkirk since its inception in July 2005. Ms. Tiffany also serves as the Chief Operating Officer and Secretary of Winthrop Realty Trust, positions she has held since January 8, 2004. Since December 1997, Ms. Tiffany has served as the Chief Operating Officer of Winthrop. Ms. Tiffany also served as Vice President, Treasurer, Secretary and Chief Financial Officer of the Shelbourne Entities from August 2002 until their liquidation in April 2004.

Steven Zalkind. Mr. Zalkind has been a principal with Resource Investments Limited, L.L.C., a real estate management and investment company that currently owns, operates and manages over 5,500 apartment units, for the past five years. Mr. Zalkind has extensive experience in the operation, management and financing of real estate projects including apartment buildings, shopping centers and office buildings and has been involved in real estate acquisitions and resales totaling in excess of $2 billion.

There are no family relationships among any of the individuals listed above.

PROPOSED TRUSTEES AND EXECUTIVE OFFICERS OF LEXINGTON

The following table lists the persons who are expected to serve as executive officers and trustees of Lexington following the merger.

Name	Age	Position

Michael L. Ashner	54	Executive Chairman of the Board of Trustees and Director of Strategic Transactions
E. Robert Roskind	61	Co-Vice Chairman of the Board of Trustees
Richard J. Rouse	60	Co-Vice Chairman of the Board of Trustees and Chief Investment Officer
T. Wilson Eglin	42	President, Chief Executive Officer, Chief Operating Officer and Trustee
Patrick Carroll	42	Executive Vice President, Chief Financial Officer and Treasurer
John Vander Zwaag	49	Executive Vice President of Portfolio Management
Lara Johnson	34	Executive Vice President – Strategic Transactions Group
Paul R. Wood	46	Vice President, Chief Accounting Officer and Secretary
William J. Borruso	60	Trustee of Lexington
Clifford Broser	45	Trustee of Lexington
Geoffrey Dohrmann	55	Trustee of Lexington
Richard Frary	59	Trustee of Lexington
Carl D. Glickman	80	Trustee of Lexington
James Grosfeld	69	Trustee of Lexington
Kevin W. Lynch	53	Trustee of Lexington

For information about Mr. Ashner, Ms. Johnson, Mr. Broser and Mr. Frary, see “DIRECTORS AND EXECUTIVE OFFICERS OF NEWKIRK.” Information for each of the other individuals listed above is set forth below.

E. Robert Roskind. Mr. Roskind has served as Lexington’s Chairman since October 1993 and was Lexington’s Co- Chief Executive Officer from October 1993 to January 2003. Mr. Roskind also serves as Chairman of Lexington Strategic Asset Corp., which we refer to as LSAC, a private company externally managed by one of Lexington’s subsidiaries. Mr. Roskind founded The LCP Group, L.P., which we refer to as LCP, a real estate advisory firm, in 1973 and has been its Chairman since 1976. Mr. Roskind spends approximately 25% of his business time on the affairs of LCP and its subsidiaries; however, Mr. Roskind prioritizes his business time to address Lexington’s needs ahead of LCP and its subsidiaries. LCP has been the general partner of various limited partnerships with which Lexington has had prior dealings.

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Richard J. Rouse. Mr. Rouse has served as Lexington’s Chief Investment Officer since January 2003, as Lexington’s Vice Chairman since April 1996 and as a trustee since October 1993. Mr. Rouse served as Lexington’s President from October 1993 to April 1996, and as Lexington’s Co-Chief Executive Officer from October 1993 to January 2003. Mr. Rouse also serves as Chief Investment Officer of LSAC.

T. Wilson Eglin. Mr. Eglin has served as Lexington’s Chief Executive Officer since January 2003, Lexington’s Chief Operating Officer since October 1993, as Lexington’s President since April 1996 and as a trustee since May 1994. Mr. Eglin served as one of Lexington’s Executive Vice Presidents from October 1993 to April 1996. Mr. Eglin also serves as Chief Executive Officer and President and is a director of LSAC.

Patrick Carroll. Mr. Carroll has served as Chief Financial Officer of Lexington since May 1998, Treasurer since January 1999 and Executive Vice President since January 2003. Prior to joining Lexington, Mr. Carroll was, from 1993 to 1998, a Senior Manager in the real estate practice of Coopers & Lybrand L.L.P., a public accounting firm that was one of the predecessors of Pricewaterhouse Coopers LLP.

John Vander Zwaag. Mr. Vander Zwaag has been employed by Lexington since May 2003 and currently is Executive Vice President. From 1982 to 1992, he was employed by LCP serving as Director of Acquisitions from 1987 to 1992. Between his employment by LCP and Lexington, Mr. Vander Zwaag was managing director of Chesterton Binswanger Capital Advisors (1992 — 1997) and Managing Director with Cohen Financial (1997 — 2003).

Paul R. Wood. Mr. Wood has served as Vice President, Chief Accounting Officer and Secretary of Lexington since October 1993.

William J. Borruso. Mr. Borruso retired from Pricewaterhouse Coopers LLP, independent certified public accountants, in June 2005 after 27 years as a partner. Mr. Borruso is a certified public accountant. Mr. Borusso is currently a director of Lexington Strategic Asset Corporation in which Lexington is a major shareholder and for which Lexington’s affiliate serves as outside advisor. He will resign from its board as a director before becoming a member of Lexington’s board of trustees.

Geoffrey Dohrmann. Mr. Dohrmann has served as a trustee of Lexington since August 2000. Mr. Dohrmann co- founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987 and is currently its Chairman and Chief Executive Officer. Mr. Dohrmann also belongs to the advisory boards for the National Real Estate Index, The Journal of Real Estate Portfolio Management and Center for Real Estate Enterprise Management. Mr. Dohrmann is also a fellow of the Homer Hoyt Institute and holds the Counselors of Real Estate (CRE) designation.

Carl D. Glickman. Mr. Glickman has served as a trustee of Lexington since May 1994. Mr. Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953. Mr. Glickman is a director and a member of the Audit Committee of the board of directors of Bear Stearns Companies, Inc.

James Grosfeld. Mr. Grosfeld has served as a trustee of Lexington since November 2003. He also serves as a director and member of the Audit Committee of the board of directors of Copart, Inc. and a director of BlackRock, Inc. He has served on the Advisory Board of the Federal National Mortgage Association and as Director of Interstate Bakeries Corporation and Addington Resources. He was Chairman and Chief Executive Officer of Pulte Home Corporation from 1974 to 1990.

Kevin W. Lynch. Mr. Lynch has served as a trustee of Lexington from May 2003 to the present and from May 1996 to May 2000. Mr. Lynch co-founded and has been a Principal of The Townsend Group since 1983. The Townsend Group is a real estate consulting firm to institutional investors in the United States. Mr. Lynch is a frequent industry speaker and member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries. He currently sits on the Real Estate Advisory Board for New York University and is a director and a member of the Audit Committee of the board of directors of First Industrial Realty Trust.

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There are no family relationships among any of the individuals listed above.

ADDITIONAL INFORMATION ABOUT THE PARTNERSHIP

Your Partnership is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1508, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of units held as of October 13, 2006 by (i) each person that, to our knowledge, beneficially owns more than 5% of the total number of units and (ii) each officer or director of Newkirk:

Name and Address of Beneficial Owner	Number of Units		Percent of Total Units

Newkirk Realty Trust (6)	19,375,000		30.08%
Michael L. Ashner (2)	1,993,955	(1)	3.10%
AP Newkirk Holdings LLC	23,359,046		36.26%
Apollo Real Estate Investment Fund III, L.P.
Apollo Real Estate Advisors III, L.P.
Apollo Real Estate Management III, L.P. (3)
Vornado Realty Trust (4)	10,186,991	(5)	15.81%
Peter Braverman (2)	—	(7)	—
Thomas Staples (6)	—	(7)	—
Carolyn Tiffany (6)	—	(7)	—
Clifford Broser	—		—
Harold First (6)	—		—
Richard Frary (6)	—		—
Isidore Mayrock (6)	—		—
Lewis Meltzer (6)	—		—
Laura Pomerantz (6)	—		—
Miles Stuchin (6)	—		—
Steven Zalkind (6)	—		—

(1)     Comprised of 125,000 units held directly by Michael Ashner and 1,868,955 units held by WEM-Brynmawr Associates LLC, WEM Fund 1998 Limited Partnership and WEM-WIN Tender Associates (the “WEM Entities”), entities in which Michael Ashner is the sole managing member. For purposes of Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), as the sole manager of each of the WEM Entities, Mr. Ashner may be deemed to be the beneficial owner of all units beneficially owned by the WEM Entities.

(2)     The address for Mr. Ashner and Mr. Braverman is Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753.

(3)     The address for AP Newkirk Holdings LLC, Apollo Real Estate Investment Fund III, L.P., Apollo Real Estate Advisors III, L.P., and Apollo Real Estate Management III, L.P. is 2 Manhattanville Road, Purchase, New York 10577.

(4)     The address Vornado Realty Trust is 888 Seventh Avenue, New York, NY 10019.

(5)     Comprised of units that are held by VNK Corp., Vornado Newkirk L.L.C. and Vornado Realty L.P., each of which is controlled by Vornado.

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(6)     The address for Newkirk Realty Trust, Mr. Staples, Ms. Tiffany, Mr. Broser, Mr. First, Mr. Frary, Mr. Mayrock, Mr. Meltzer, Ms. Pomerantz, Mr. Stuchin and Mr. Zalkind is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

(7)     Does not include units held in entities in which such person has an economic interest but over which such person has no control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

NKT Advisors acts as the external manager of your Partnership under an advisory agreement, dated November 7, 2005, and is currently entitled to receive an annual base management fee equal to the greater of (x) $4.8 million or 1.5% of the gross purchase price paid for your Partnership’s and Newkirk’s equity (as defined in the advisory agreement). NKT Advisors received $720,000 and $1,200,000 of base management fees for the period from November 7, 2005 to December 31, 2005 and the six months ended June 30, 2006, respectively.

In addition, NKT Advisors is entitled to receive incentive management fees each fiscal quarter, payable quarterly in arrears, in an annual amount equal to: 20% of the amount by which adjusted funds from operations for your Partnership, before incentive management fees exceeds certain hurdle amounts as defined in the agreement. No incentive management fees have been earned to date.

Prior to November 7, 2005, Winthrop Realty Partners, L.P., an affiliate of NKT Advisors, performed asset management services for your Partnership and received a fee of $1,600,000 for the period of time from January 1, 2005 to November 7, 2005. NKT Advisors has retained Winthrop Realty Partners, L.P. pursuant to a subadvisory agreement to provide certain services to your Partnership. NKT Advisors is required to pay Winthrop Realty Partners, L.P. an annual amount of $4,200,000 (subject to an annual consumer price index increase) for such services.

A subsidiary of your Partnership provides certain asset management, investor and administrative services to some unconsolidated partnerships in which the Partnership owns an equity interest and to other affiliated partnerships. Asset management fees of $300,000 and $124,000, respectively, were earned for the year ended December 31, 2005 and the six months ended June 30, 2006.

A subsidiary of your Partnership has an ownership interest in the three most junior tranches of a securitized pool of first mortgages which includes three first mortgage loans encumbering three Partnership properties and one other property controlled by an affiliate. Your Partnership’s ownership interest, net of discount, amounted to $10,716,000 and $10,493,000 at June 30, 2006 and December 31, 2005, respectively, and your Partnership earned interest income of $1,200,000 and $600,000 for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, related to this ownership interest.

Upon consummation of the Newkirk’s initial public offering, your Partnership exercised its option to acquire 100% of the ownership interests in T-Two Partners, L.P. (“T-Two Partners”), an entity affiliated with affiliates of your Partnership. T-Two Partners is the 100% beneficial owner of certain contract rights, the obligors of which are wholly and partially owned subsidiaries of your Partnership. Your Partnership acquired the interests in T-Two Partners for a purchase price of $238,100,000 which amount was satisfied through the assumption of a loan obligation of T-Two Partners.

An entity partially owned and controlled by management owns a portion of the second mortgage indebtedness of a property in which your Partnership has an interest. The second mortgage payable and accrued interest owned by the affiliate aggregated $15,500,000 at December 31, 2005. Included in interest expense is interest related to this second mortgage payable of $700,000 and $386,000 for the year ended December 31, 2005 and for the six months ended June 30, 2006, respectively.

An entity partially owned and controlled by management began providing property management services at 10 of your Partnership’s properties during 2006. Such entity earned a fee of $137,000 for the six months ended June 30, 2006.

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In August 2005, Winthrop Realty Partners, L.P. loaned $200,000 to a partnership in which your Partnership has an interest. The loan accrues interest at a rate of prime plus 2%. The loan was repaid in the first quarter of 2006. Interest paid on this loan during the first quarter of 2006 was approximately $9,000.

For additional information, see “CONFLICTS OF INTEREST-Interests of Certain Persons on Matters to be Acted Upon” above.

SECTION 16 COMPLIANCE

Based solely upon a review of the filings furnished to your Partnership pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its executive officers, general partner and persons who own beneficially more than 10% of outstanding units, all filing requirements of Section 16(a) of the Exchange Act were timely complied with through the date hereof, except as follows:

(i) On one occasion in fiscal 2005, WEM-Brynmawr Associates LLC, Apollo Real Estate Advisors III L.P., Apollo, Michael Ashner, Newkirk Tender Holdings LLC, Newkirk RE Holdings LLC, and Apollo Real Estate Management III L.P. failed to timely file a joint Statement of Changes in Beneficial Ownership on Form 4 (“Form 4”). This form has since been filed. In addition, on one occasion in fiscal 2005, Vornado, Vornado Realty LP, VNK Corp., and Vornado Newkirk LLC (collectively, the “Vornado Filers”) failed to file Form 4 for the same transaction. This form has since been filed; and

(ii) On one occasion in fiscal 2004, WEM WIN Tender Associates LLC, AP4 WEM WIN Tender LLC, Apollo Real Estate Advisors III L.P., AP WIN Associates LLC, Michael Ashner, AP3 WEM WIN Tender LLC, WEM Fund 1998 LP, Apollo Real Estate Management III L.P., and Apollo failed to timely file a joint Statement of Changes in Beneficial Ownership on Form 4. This form has since been filed. In the same fiscal year, the Vornado Filers failed to timely file a Form 4, which has since been filed.

EXPENSES

The cost of preparing, assembling, printing and mailing this Proxy Statement will be borne by your Partnership.

MISCELLANEOUS

All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by your Partnership. Your Partnership will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. Your Partnership may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

A copy of your Partnership’s annual report on form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC, excluding exhibits, may be obtained by partners without charge by written request addressed to: Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114 or may be accessed on the SEC’s website at www.sec.gov.

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YOUR GENERAL PARTNER RECOMMENDS A VOTE FOR THE APPOINTMENT OF A SUCCESSOR

GENERAL PARTNER AND FOR ADOPTION OF THE AMENDED PARTNERSHIP AGREEMENT

It is important that proxies be returned promptly. Limited partners are, therefore, urged to fill in, date, sign and return the Proxy Card immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

By Order of the Board of Directors of the General Partner

Carolyn B. Tiffany
Secretary

October 16, 2006

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EXHIBIT A

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

THE LEXINGTON MASTER LIMITED PARTNERSHIP

Dated as of

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
THE LEXINGTON MASTER LIMITED PARTNERSHIP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of                      , is entered into by and among LEX GP 1 TRUST, a Delaware statutory trust, as the general partner (the “General Partner”), and LEX LP 1 TRUST, a Delaware statutory trust (the “Lexington Limited Partner”), and each of the other persons and entities currently reflected on the books and records of the Partnership as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided herein (the “Limited Partners”).

WHEREAS, the Partnership was formed under the name “The Newkirk Master Limited Partnership” on October 11, 2001, and, on October 23, 2001, the Partnership adopted an Agreement of Limited Partnership, which agreement was amended and restated by that certain Amended and Restated Agreement of Limited Partnership, dated November 7, 2005 (the “Prior Agreement”);

WHEREAS, on                   , 2006, Newkirk Realty Trust, Inc., a Maryland corporation (“NKT”), the general partner of the Partnership, was merged with and into Lexington Corporate Properties Trust, a Maryland real estate investment trust (the “Merger”) and Lexington Corporate Properties Trust was renamed Lexington Realty Trust (“LXP”);

WHEREAS, in connection with the Merger, the Partnership has effected a reverse split pursuant to which each unit of limited partnership interest in the Partnership has been converted into .80 units of limited partnership interest in the Partnership (the “Unit Split”);

WHEREAS, in accordance with the terms of the Prior Agreement, on              , 2006, the then general partner of the Partnership and a Majority-in-Interest of the Limited Partners consented to (i) the Unit Split and (ii) the amendment and restatement of the Prior Agreement as provided for herein, effective as of the date hereof; and

WHEREAS, immediately following the consummation of the Merger, LXP, as the surviving entity in the Merger, contributed all of its rights and obligations as the sole general partner of the Partnership to the General Partner and           units of limited partnership interest in the Partnership to the Lexington Limited Partner, both of which entities are wholly owned by LXP.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends and restates the Prior Agreement in its entirety as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall for all purposes be applied to the following terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Actions” has the meaning set forth in Section 7.5.A hereof.

“Additional Limited Partners” means a Person who is admitted to the Partnership pursuant to Section 4.2.A.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit A hereof. Once an Adjusted Property is deemed distributed by, and re-contributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit A hereof.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreed Value” means (i) the 704(c) Value of such property or other consideration in the case of any Contributed Property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such Property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Applicable Percentage” has the meaning set forth in Section 8.4.C.

“Assignee” means a Person to whom one or more Partnership Units held by a Limited Partner have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Additional Limited Partner and who has the rights set forth in Section 11.5.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit A and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit A hereof.

“Capital Contributions” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof.

“Capital Event” means the sale, refinancing or other disposition of a Partnership asset outside the ordinary course of the Partnership’s business.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners’ Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit A hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Redemption Amount” means an amount equal to the product of (i) the number of Partnership Units offered for redemption by the Redeeming Partner, multiplied by (ii)(a) the average Daily Market Price of the REIT Shares for the twenty (20) Business Days preceding the Specified Redemption Date multiplied by (b) the Redemption Factor.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Partnership Common Unit” shall mean such Partnership Units designated on the books and records of the Partnership as “Class A Partnership Common Units”.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 including, without limitation, the Class A Partnership Common Units and the Special Voting Partnership Units.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit A hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit A hereof, but shall be deemed an Adjusted Property for such purposes.

“Contribution Interest Amount” means the number of Common Units calculated as follows: (i) if the contributed asset is an interest in an Other Partnership the product of (a) the number of REIT Shares such contributed interest would be redeemed for under the terms of the applicable Other Partnership’s partnership agreement assuming the interests in the Other Partnership held by the contributing entity had the right to be redeemed and the redemption price could be satisfied by the delivery of REIT Shares on the same basis as similar interests in the Other Partnership held by partners not affiliated with LXP and (b) a fraction, the numerator of which is the Other Partnership Redemption Factor and the denominator of which is the Redemption Factor, and (ii) with respect to any other contributed assets, (x) the Agreed Value of such contributed asset divided by the average Daily Market Price of the REIT Shares for the twenty (20) Business Days preceding the Contribution Date, divided by (y) the Redemption Factor.

“Contributions” means the contribution by LXP of 100% of its economic interests in each of Lepercq Corporate Income Fund, L.P., Lepercq Corporate Income Fund II, L.P., and Net 3 Acquisition L.P.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Daily Market Price” means the price of REIT Shares on the relevant date, determined (a) on the basis of the last reported trading price of REIT Shares as reported on the New York Stock Exchange (the “NYSE”), or if the REIT Shares are not then listed on the NYSE, as reported on such national securities exchange upon which the REIT Shares are listed, or (b) if there is no reported sale or trade on the day in question, on the basis of the average of the closing bid and asked quotations regular way so reported, or (c) if REIT Shares are not listed on the NYSE or on any national securities exchange, on the basis of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, as reported by the National Quotation Bureau, Incorporated, or a similar organization.

“Declaration of Trust” means the Declaration of Trust of LXP, as amended or restated from time to time.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“General Partner” means LEX GP 1 Trust, a Delaware statutory trust, in its capacity as general partner, or its successors as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner that is a general partner interest. A General Partner Interest shall be expressed as a number of Partnership Units.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any Bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator for the assets of the Partner which such appointment has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) the General Partner, or (b) a director of the General Partner or an officer or employee of the Partnership, the General Partner or LXP and (ii) such other Persons (including Affiliates of the General Partner, LXP or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Redemption Date” means, unless otherwise indicated in the applicable partnership unit designation, November 7, 2006; provided, however, the “Initial Redemption Date” for the Class A Partnership Common Units shall be November 1, 2007.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner in the Partnership that is a limited partner interest. A Limited Partner Interest shall be expressed as a number of Partnership Units.

“Limited Partners” means any Person reflected as a Limited Partner on the books and records of the Partnership, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2.

“LP Direction Votes” has the meaning set forth in Section 7.1.A(11).

“LXP” means Lexington Realty Trust, a Maryland statutory real estate investment trust.

“LXP LP” means a Person that is an Affiliate of LXP and which is a Limited Partner including, without limitation, LXP LP 1 Trust, a Delaware statutory trust.

“Majority-in-Interest of the Limited Partners” means the vote of Limited Partners holding a majority of the Partnership Units.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit A. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit B, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit A. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit B, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit B if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C to this Agreement.

“Operating Cash Flow” means, for any period, operating revenue from leases on real property investments, partnership distributions with respect to partnerships in which the Partnership has interests, and interest on uninvested funds and other cash investment returns, less operating expenses, capital expenditures and regularly scheduled principal and interest payments (exclusive of balloon payments due at maturity) on outstanding mortgage and other indebtedness. The General Partner may, in its discretion, reduce Operating Cash Flow for any period by an amount determined by the General Partner to be necessary to fund reserves required by the Partnership.

“Other Partnerships” means Lepercq Corporate Income Fund, L.P., Lepercq Corporate Income Fund II, L.P., Net 3 Acquisition L.P., and such other partnerships in which LXP or its subsidiary is the general partner and which are commonly considered “UPREIT partnerships” but shall not include joint ventures and investment vehicles such as Lexington Acquiport Company, LLC Lexington Acquiport Company II, LLC, Lexington/Lion Venture L.P., Triple Net Investment Company LLC, Lexington Columbia L.L.C., that certain tenancy in common referred to as “Oklahoma City” in LXP’s most recent Annual Report on Form 10-K, LXP Olympe Investments S.àr.l. and Lexington Strategic Asset Corp and joint ventures and investment vehicles similar to the foregoing.

“Other Partnership Redemption Factor” means the “Redemption Factor” or other similar term in the applicable Other Partnership’s partnership agreement which sets the number of REIT Shares issuable upon redemption of a limited partnership interest in such Other Partnership if the limited partnership interest is being redeemed for REIT Shares.

“Ownership Limit” means the applicable restriction or restrictions on ownership of shares of LXP imposed under the Declaration of Trust.

“Partner” means the General Partner or any Limited Partner, and “Partners” means, collectively, the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” shall have the meaning set forth in Section 2.3 of this Agreement.

“Partnership Interest” means an ownership interest in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Operating Cash Flow pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by LXP for a distribution to its stockholders of some or all of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 including, without limitation, Common Units.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified on the books and records of the Partnership, as such may be amended from time to time.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Prior Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 7, 2005.

“Qualified REIT Subsidiary” means a qualified REIT subsidiary of the General Partner within the meaning of Code Section 856(i)(2).

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.4.

“Redemption Amount” means the Cash Redemption Amount or, if the General Partner so elects pursuant to Section 8.4.A. hereof, the Share Redemption Amount to be delivered by the Partnership to a Redeeming Partner.

“Redemption Factor” means 1.0, provided that in the event that LXP (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Redemption Factor shall be adjusted by multiplying the Redemption Factor in effect immediately before such event by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend distribution, subdivision or combination. Any adjustment to the Redemption Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Redemption Right” has the meaning set forth in Section 8.4.A. hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Requirements” means the requirements for qualification as a REIT under the Code and Regulations, including, without limitation, the distribution requirements contained in Section 857(a) of the Code.

“REIT Share” shall mean a common share of LXP, $.0001 par value. A REIT Share shall also mean an excess share of LXP, $.0001 par value, issued in exchange or upon conversion of a common share of LXP under the circumstances contemplated by the Declaration of Trust.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l(a) or 2.B.2(a) of Exhibit B to eliminate Book-Tax Disparities.

“Rights” has the meaning set forth in “Share Redemption Amount.”

“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit A hereof. Subject to Exhibit A hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Redemption Amount” means the number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Redemption Factor; provided that in the event LXP issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”) then the Share Redemption Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner and LXP of a Notice of Redemption; provided, however, that a Specified

Redemption Date, as well as the closing of a redemption or an acquisition of Tendered Units by LXP, the General Partner or  an LXP LP pursuant to Section 8.4.C hereof on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) compliance with the Securities Act or other laws (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or (ii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature

“Special Voting Partnership Units” means all Partnership Units that were issued and outstanding on November 7, 2005 other than those Partnership Units held by the General Partner or by an LXP LP.

“Special Voting Preferred Holder” means NKT Advisors LLC, a Delaware limited liability company, or any other holder of the Special Voting Preferred Stock.

“Special Voting Preferred Stock” means the Special Voting Preferred Stock, par value $.0001 per share, of LXP.

“Special Voting Preferred Direction Exclusions” means the following two permissible exclusions to the Voting Direction Provision: (1) Vornado will not be granted LP Direction Votes with respect to the election of members of LXP’s board of trustees at any time when any affiliate of Vornado is serving or standing for election as a member of the LXP’s board of trustees and (2) at all other times, Vornado’s right to LP Direction Votes with respect to the election of the LXP’s board of trustees will be limited to the number of Special Voting Partnership Units that Vornado then owns, not to exceed an amount of Special Voting Partnership Units equal to 9.9% of the Common Shares, on a fully diluted basis that assumes the acquisition by the General Partner of all Common Units that are subject to the Redemption Right set forth in Section 8.4.A in exchange for the Share Redemption Amount (whether or not such Redemption Right is then exercisable).

“Subsequent Partner” means a Person admitted to the Partnership as a Partner after the date hereof through the sale or issuance by the Partnership of additional Partnership Interests and not through the transfer of existing Partnership Interests.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Additional Limited Partner” means a Person who is admitted as an Additional Limited Partner to the Partnership pursuant to Section 11.4.

“Tenant List” has the meaning set forth in Section 3.3 hereof.

“Tendered Units” has the meaning set forth in Section 8.4.A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit A hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit A hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit A hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit A hereof) as of such date.

“Vornado” means Vornado Realty Trust, a Maryland real estate investment trust, and each of its Affiliates that are Limited Partners.

“Voting Direction Provision” has the meaning set forth in Section 7.1.A(11) hereof.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1      Organization.

A.            The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby amend and restate the Prior Agreement in its entirety as of the date hereof. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2      Name.

The name of the Partnership is The Lexington Master Limited Partnership. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time.

Section 2.3      Registered Office and Agent Principal Office.

The address of the registered office of the Partnership in the State of Delaware is located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is National Registered Agents, Inc. The principal office of the Partnership is located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, and may be changed to such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4      Term.

Pursuant to Section 17-217(d) of the Act, the term of the Partnership commenced on October 11, 2001 and shall continue until the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.5      Power of Attorney.

A.            Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)           execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership(or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)           execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B.            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

ARTICLE 3
PURPOSE

Section 3.1      Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided that such business shall be limited to and conducted in such a manner as to permit LXP at all times to be classified as a REIT, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting LXP’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that LXP’s status as a REIT inures to the benefit of all the Partners and not solely to LXP.

Section 3.2      Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of LXP to continue to qualify as a REIT under the Code,  (ii) could subject LXP to any additional taxes under the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over LXP or its securities, unless such action (or inaction) shall have been specifically consented to by LXP in writing.

Section 3.3      Representations and Warranties by the Parties.

Each Limited Partner and Substituted Additional Limited Partner, as a condition to becoming a Limited Partner or a Substituted Additional Limited Partner, respectively, shall, by executing this Agreement or a counterpart thereof, represent and warrant to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if such Limited Partner is not an individual, all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), member(s), manager(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (iii) subject to the last sentence of this Section 3.3.A, such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (A) LXP or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company of which LXP, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the then current tenant list maintained by LXP (the “Tenant List”) or (b) an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any tenant of either (A) LXP or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture, or limited liability company of which LXP, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iii) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner”, as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1      Capital Contributions and Percentage Interests of the Partners.

As of the date of this Agreement, each Partner shall own Partnership Units as set forth on the books and records of the Partnership and shall have a Percentage Interest in the

Partnership as set forth on the books and records of the Partnership, which Percentage Interest shall be adjusted from time to time by the General Partner to the extent necessary to accurately reflect redemptions, Capital Contributions, Capital Events, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as expressly provided herein, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

Section 4.2      Issuances of Additional Partnership Interests.

A.            The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

B.            Notwithstanding any provision of Section 4.2.A to the contrary, no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner, LXP, and LXP LP or any of their Subsidiaries unless

(1)           (a)  the additional Partnership Interests are issued in connection with an issuance of shares of LXP, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner, LXP, an LXP LP or any of their Subsidiaries in accordance with Section 4.2.A, and (b) LXP through the General Partner or the Limited Partner makes a Capital Contribution to the Partnership of a corresponding amount from the proceeds raised in connection with the issuance of such shares of LXP,

(2)           the additional Partnership Interests are Common Units issued in consideration for a contribution by the General Partner, LXP, an LXP LP or their Subsidiaries of all or a portion of such Person’s ownership interest in an Other Partnership or other entity or asset and the number of Common Units issued do not exceed the applicable Contribution Interest Amount; or

(3)           the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Section 4.3             Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Section 7704(b) of the Code.

ARTICLE 5
DISTRIBUTIONS

Section 5.1      Requirement and Characterization of Distributions.

The General Partner shall distribute from time to time, but not less than semi-annually, to the Partners who are Partners of the Partnership for such relevant period an amount determined by the General Partner in its sole discretion in accordance with their respective Percentage Interests on such applicable Partnership Record Date for such distributions; provided, that in no event may a Partner receive a distribution of Operating Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Operating Cash Flow with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged.

Section 5.2      Amounts Withheld.

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocations, payment or distribution to the Partners or the Assignees shall be treated as amounts distributed to the Partners or the Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3      Distributions Upon Liquidation.

Proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6
ALLOCATIONS

Section 6.1      Allocations For Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit A hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.            Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit B, Net Income shall be allocated to the holders of Common Units pro rata in accordance with their respective Percentage Interests. .

B.            Net Losses. After giving effect to the special allocations set forth in Exhibit B, Net Losses shall be allocated first, to any Partner having a positive Capital Account pro rata in the ratio that each such Partner’s positive Capital Account balance bears to the total aggregate positive Capital Account balance, and thereafter to the Limited Partners in accordance with their respective Percentage Interests.

C.            Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” and “excess nonrecourse liabilities” in accordance with and under any method approved by the applicable regulations under Section 752 of the Code as chosen by the General Partner; provided, however, that the General Partner shall use reasonable efforts to allocate “excess non-recourse liabilities” in a manner that will avoid or minimize any potential recapture tax liability of the partners.

D.            Special Allocations Upon Liquidation. Notwithstanding any provision in this Article VI to the contrary, Net Income or Net Loss realized in connection with a Terminating Capital Transaction or for any period thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated among the Partners as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1      Management.

A.            Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner. The Limited Partners shall not have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)           the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit LXP (so long as LXP qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit LXP to maintain REIT status) and the assumption or guarantee of, or other contracting for, indebtedness and other liabilities;

(2)           the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(3)           subject to Section 7.1E hereof, the use of the assets of the Partnership for any purpose consistent with the terms of this Agreement and on any terms the General Partner sees fit, and the making of capital contributions or loans to its Subsidiaries or its Affiliates;

(4)           the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(5)           the negotiation, execution and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(6)           the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7)           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships or joint ventures that the General Partner deems desirable;

(8)           the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(9)           the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(10)         the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership; and

(11)         the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; provided, however, that any agreement which governs the rights of the Special Voting Preferred Stock must contain a provision (the “Voting Direction Provision”) that requires the Special Voting Preferred Holder to vote the shares of Special Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Special Voting Preferred Holder receives from the holders of the Special Voting Partnership Units (other than the General Partner), subject to the Special Voting Preferred Direction Exclusions. The Special Voting Preferred Holder shall be entitled to vote its Special Voting Preferred Stock in its sole discretion to the extent Vornado Realty Trust is not granted LP Direction Votes in respect of its Partnership Units by virtue of the Special Voting Preferred Direction Exclusions.

B.            At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

C.            At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

D.            In exercising its authority under this Agreement, the General Partner may, but shall not be obligated to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not, however, have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

E.             Except as otherwise expressly provided in this Section 7.1E and notwithstanding anything else in this Agreement to the contrary including, without limitation, the provisions of Section 7.3 hereof, the General Partner shall not, without the consent of holders of a majority of the outstanding Common Units excluding those Common Units held by LXP, the General Partner or an LXP LP, utilize any Partnership assets except (i) to make payments required pursuant to Section 7.4 hereof, (ii) make Distributions permitted hereunder, or (iii) to acquire assets or make loans for the exclusive benefit of the Partnership; provided, however, any loan made to an Affiliate of the General Partner must be made on the following terms and conditions: (1) if such loan is made to an Affiliate of the General Partner in which neither LXP nor any Affiliate of LXP (other than the Partnership) holds an interest, on such terms and conditions as determined by the General Partner in its sole discretion; or (2) in all other cases either (x) if such loan is made prior to the Contributions being consummated, the terms shall be no more favorable to such Affiliate than such Affiliate could obtain from a third-party or (y) if such loan is made from and after the Contributions being consummated, the terms shall be as determined by the General Partner in its sole discretion but in no event shall the interest charged on such loan be less than the Applicable Federal Rate.

Section 7.2      Certificate of Limited Partnership.

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

Section 7.3      Contracts with Affiliates.

A.            The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B.            Except as otherwise provided herein and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

C.            Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and which shall have been approved by a majority of the independent trustees of LXP.

D.            The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

E.             Subject to the proviso contained Section 7.1A(11), the General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any services agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.4      Reimbursement of LXP.

A.            Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.            The Partnership shall be liable for, and shall reimburse LXP and the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended and all expenses incurred in connection with the Partnership’s business, including but not limited to, overhead expenses and any issuance of REIT Shares pursuant to Section 4.2 hereof. Notwithstanding the foregoing, the General Partner shall equitably adjust any amounts required to be paid pursuant to this Section 7.4.B. to reflect the fact that LXP and the General Partner are subject to similar obligations pursuant to the partnership agreements of the Other Partnerships.

C.            In the event that LXP shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by LXP, any employee stock purchase plan adopted by

LXP, or any similar obligation or arrangement undertaken by LXP in the future or for the purpose of retiring such REIT Shares, the purchase price paid by LXP for such REIT Shares and any other expenses incurred by LXP in connection with such purchase shall be considered expenses of the Partnership and shall be advanced or reimbursed to LXP, subject to the condition that (i) if such REIT Shares subsequently are sold by LXP, LXP shall pay to the Partnership, through the General Partner or an LXP LP, any proceeds received by LXP for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.4 would not be considered a sale for such purpose); and (ii) if such REIT Shares are not retransferred by LXP within thirty (30) days after the purchase thereof, or LXP otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by LXP as a Limited Partner (whether directly or indirectly through a Subsidiary), equal to the result obtained by dividing the number of such REIT Shares by the Redemption Factor (in which case such advancement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units by LXP). Notwithstanding the foregoing, the General Partner shall equitably adjust any amounts required to be paid pursuant to this Section 7.4.C. to reflect the fact that LXP and the General Partner are subject to similar obligations pursuant to the partnership agreements of the Other Partnerships.

Section 7.5      Indemnification.

A.            To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities(whether joint or several), expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) for any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, for an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.5 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.5.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.5.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an

Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.5.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.5 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.5.

B.            To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.5.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.            The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.            The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.             Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.5, unless such liabilities arise as a result of (i) the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful.

F.             In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.            An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.            The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6      Liability of the General Partner.

A.            Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

B.            That the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner’s shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.

C.            Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.            To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, to replace such other duties and liabilities of such General Partner.

E.            Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

F.             Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.7      Other Matters Concerning the General Partner.

A.            The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.            The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.            The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D.            Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of LXP to continue to qualify as a REIT, (ii) for LXP otherwise to satisfy the REIT Requirements, or (iii) to avoid LXP incurring any taxes under the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

Section 8.1      Management of Business.

The Limited Partners and Assignees shall not take part in the operation, management or control of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.2      Outside Activities of Limited Partners.

Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Additional Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person  (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement or otherwise to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, or such other Person, could be taken by such Person.

Section 8.3      Return of Capital.

Except pursuant to the right of redemption set forth in Section 8.4, no Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

Section 8.4      Redemption Rights.

A.            Subject to Section 8.4.B or C and subject to Section 11.3.D, on or at any time after the Initial Redemption Date, each Limited Partner (other than an LXP LP) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner (the “Tendered Units”) for the Cash Redemption Amount to be delivered by the Partnership; provided, however, that, at the option of the General Partner, such Partnership Units may be redeemed for the Share Redemption Amount to be delivered by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”). A Limited Partner may not exercise the Redemption Right for fewer than five hundred (500) Partnership Units or, if such Limited Partner holds fewer than five hundred (500) Partnership Units, all of the Partnership Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.4, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be delivered by the Partnership directly to such Assignee and not to such Limited Partner.

B.            Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than LXP LPs) are less than one percent (1%), the General Partner may require the remaining Limited Partners to redeem their Partnership Units for the Redemption Amount to be delivered by the Partnership. The right of the General Partner under this Section 8.4.B shall be exercised pursuant to a notice delivered to all remaining Limited Partners. Such redemption shall be effective on the date specified in the notice, which date shall be at least 30 days after the notice is sent to the Limited Partners.

C.            Notwithstanding the provisions of Section 8.4.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Declaration of Trust, elect to acquire, up to 100% of the Tendered Units from the Redeeming Partner (the percentage elected to be acquired by the General Partner being referred to as the “Applicable Percentage”) in exchange for the Share Redemption Amount. It shall be a condition to the General Partner’s ability to deliver the Share Redemption Amount that any such consideration shall consist of REIT Shares which shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. If the General Partner so elects, on the Specified Redemption Date the Redeeming Partner shall sell the Applicable Percentage of the Tendered Units to the General Partner in exchange for REIT Shares. The Redeeming Partner shall submit (i) such information, certification or affidavit as the General Partner or LXP may reasonably require in connection with the application of the Ownership Limit and any other restrictions and limitations imposed by the Declaration of Trust on such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary in the view of the General Partner or LXP to effect compliance with the Securities Act. In the event of a purchase of any Tendered Units by the General Partner pursuant to this Section 8.4.C, the Redeeming Partner shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Redeeming Partner by the General Partner given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 8.4.C, the Partnership shall have no obligation to effect a Redemption of the Tendered Units as to which the notice by the General Partner relates. The Share Redemption Amount shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Declaration of Trust, the Securities Act and relevant state securities or “blue sky” laws. Neither any Limited Partner whose Tendered Units are acquired by the General Partner pursuant to this Section 8.4.C, any Partner nor any other interested Person shall have any right to require or cause LXP to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.4.C, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the LXP and any such Person. Notwithstanding any delay in such delivery, the Redeeming Partner shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the LXP pursuant to this Section 8.4.C may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the LXP in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

D.            Notwithstanding the provisions of Section 8.4.A, a Subsequent Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.4.A if the delivery of REIT Shares to such Subsequent Partner on the Specified Redemption Date would be prohibited under the Declaration of Trust and shall be subject in any event to the issuance of REIT Shares being in compliance with all applicable Federal and State securities laws.

Notwithstanding any other provision of this Agreement, upon the occurrence of a Capital Event prior to the Specified Redemption Date, the proceeds of which are distributed to the Partners, and ultimately proportionately to the shareholders of LXP, the Percentage Interest of each Partner shall, from the date of such Capital Event, be equal to (i) the product of (a) such Partner’s Percentage Interest prior to such Capital Event and (b) the difference between (x) the fair market value of the assets of the Partnership and (y) any amounts distributed to such Partner as a result of the Capital Event, divided by (ii) the fair market value of the assets of the Partnership after such distribution. The General Partner shall adjust the number of Partnership Units owned by each Partner to appropriately reflect the adjustments made by this Section 8.4.D.

Section 8.5      Registration of Common Shares.

A.             In connection with any REIT Shares delivered to any Limited Partner upon the redemption of Partnership Units held by such Limited Partner, it is intended that such Limited Partner be able to resell publicly such REIT Shares pursuant to the provisions of Rule 144 under the Securities Act, but without the need to comply with the holding period requirements of Rule 144(d). To the extent that counsel to LXP reasonably determines that resales of any such REIT Shares cannot be made pursuant to the provisions of Rule 144, and without the need to comply with the holding period requirements of Rule 144(d), LXP agrees, at its sole cost and expense, if requested by a Majority-in-Interest  of the Limited Partners (including REIT Shares delivered upon exchange of such Partnership Units) held by such Limited Partners to include REIT Shares that may be (or already have been) acquired by any Limited Partner in an effective registration statement under the Securities Act of 1933; provided that LXP’s obligations to include such REIT Shares in such an effective registration statement shall be conditioned upon a Majority-in-Interest of the Limited Partners  (including REIT Shares delivered upon exchange of such Partnership Units) agreeing to be bound by a customary registration rights agreements to be prepared by LXP. In addition, any Limited Partner whose REIT Shares are included in such registration statement must also agree to be bound by the terms and provisions of a registration rights agreement. For purposes of this Section 8.5.A. only, the term “Majority-in-Interest of the Limited Partners” shall not include any Partnership Units held by LXP or LXP LP.

B.            In order to facilitate the sale of REIT Shares issued in exchange for Special Voting Partnership Units pursuant to the terms of Section 8.4 hereof, if not already filed prior to the date hereof, LXP agrees to cause a Registration Statement on Form S-3 to be filed with the SEC on or before November 21, 2006 registering for sale up to the number of REIT Shares issuable upon exchange of the Special Voting Partnership Units.

Section 8.6      Mergers.

The General Partner shall not permit the Partnership to be a party to any consolidation, merger, combination or other transaction pursuant to which the Partnership Common Units are converted or changed into or exchanged for partnership interests and/or other securities of another operating partnership in an UPREIT or similar structure, in each case without the affirmative vote of the holders of at least a Majority-in-Interest of the Limited Partners, unless upon consummation of any such consolidation, merger, combination or other transaction, the holders of Common Units shall receive shares of stock or beneficial interest or other equity securities of the parent REIT of such operating partnership with preferences, rights and privileges not materially inferior to the preferences, rights and privileges of Common Shares. This Section 8.6 shall not be amended or modified without the prior consent of a Majority-in-Interest of the Limited Partners.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1      Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2      Fiscal Year.

The fiscal year of the Partnership shall be the calendar year.

ARTICLE 10
TAX MATTERS

Section 10.1   Preparation of Tax Returns.

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 180 days of the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

Section 10.2   Tax Elections.

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided that, the General Partner shall make the applicable adjustments under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall have the right to seek to revoke any such elections (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3   Tax Matters Partner.

A.            The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner is authorized but not required, to take any action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by law.

B.            The taking of any action and the incurring of any expense by the tax matters partner in connection with any such audit or proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.5 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C.            The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4   Withholding.

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to such Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

Section 11.1   Transfer.

A.            The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which a Partner purports to assign all or any part of its Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.4 except as otherwise provided in Section 8.4 or Section 11.3.D.

B.            No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2   Transfer of Partnership Interests by the General Partner.

A.            The General Partner may not transfer any of its General Partner Interest except to a Qualified REIT Subsidiary or other entity owned directly or indirectly by LXP or as otherwise permitted hereunder. The General Partner may not withdraw as General Partner except in connection with the complete transfer of its Partnership Interest as permitted hereunder.

B.            If LXP acquires any or all of the Partnership Interests of the General Partner or an LXP LP as permitted hereunder, LXP agrees that it will not transfer any of its Partnership Interests, except to an LXP LP or to the General Partner. LXP may not withdraw as Partner except in connection with the complete transfer of any Partnership Interest as permitted hereunder.

C.            Any transferee who acquires a Partnership Interest under this Section 11.2 may become a Substituted Additional Limited Partner, or a successor General Partner upon such terms specified by the General Partner, including the delivery to the General Partner of such documents or instruments, including powers of attorney, as may be required in the discretion of the General Partner in order to effect such Person’s admission as a Partner.

Section 11.3   Limited Partners’ Rights to Transfer.

A.            Subject to the provisions of Section 11.3.E, no Limited Partner shall have the right to transfer all or any portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any purported transfer of a Partnership Interest by a Limited Partner in violation of this Section 11.3.A shall be void ab initio and shall not be given effect for any purpose by the Partnership.

B.            If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but no more rights than those enjoyed by other Limited Partners, as the case may be, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.            The General Partner may prohibit any transfer otherwise permitted under Section 11.3.E by a Limited Partner of his Partnership Units (i) if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, state, or foreign securities laws or regulations applicable to the Partnership or the Partnership Units or, (ii) if the transferring Limited Partner, fails or is unable to obtain and deliver to the Partnership, after request therefor is made by the General Partner, a legal opinion from counsel acceptable to the General Partner, addressed to the Partnership and the General Partner, that such registration is not required in connection with such transfer and that such transfer does not violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Units.

D.            No transfer (including any redemption of any Partnership Unit pursuant to Section 8.4 hereof) by a Limited Partner of its Partnership Units may be made to any Person if, during the taxable year of the Partnership, the sum of the percentage interests in capital or profits (as determined in accordance with Treasury Regulation Section 1.7704-1(k)) of the Partnership transferred exceeds two percent of the total interests in the Partnership’s capital or profits, unless (i) in the opinion of legal counsel for the Partnership, such transfer  would not result in the Partnership being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code or treated as an association taxable as a corporation or(ii) such transfer is described in any of paragraphs (e), (f) and (g) of Treasury Regulation Section 1.7704-1. The Partnership shall take all actions reasonably available to it to avoid treatment of the Partnership as a publicly traded partnership with the meaning of Section 7704(b) of the Code or otherwise as an association taxable as a corporation. In no event may such transfer be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code. No transfer (including any redemption of any Partnership Unit pursuant to Section 8.4 hereof) by a Limited Partner of its Partnership Units may be made to any Person if, in the opinion of legal counsel for the Partnership, it would cause LXP to lose its REIT status under the Code.

E.            Notwithstanding the provisions of Section 11.3.A (but subject to the provisions of Section 11.3.C and 11.3.D), a Limited Partner may, with or without the consent of the General Partner, transfer all or a portion of his Partnership Units to (i)(a) a member of his Immediate Family, or a trust for the benefit of a member of his Immediate Family, (b) an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code, (c) in the case of a Partner that is a partnership or a limited liability company, a partner or member in the Limited Partner in a distribution by that Limited Partner to its partners or members under the partnership agreement or operating agreement of such Limited Partner or (d) any Person that is at least 95% beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange Act) by the transferring Limited Partner or its beneficial owners or (ii) a lender as security for a loan made to or guaranteed by the Limited Partner, provided that in connection with any such transfer the lender does not acquire greater rights with respect to the Partnership Units than those held by the transferring Limited Partner.

Section 11.4   Substituted Additional Limited Partners.

A.            No Limited Partner shall have the right to substitute a transferee in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Additional Limited Partner which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Additional Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.            A transferee who has been admitted as a Substituted Additional Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of the transferor Limited Partner under this Agreement.

C.            Upon the admission of a Substituted Additional Limited Partner, the General Partner shall amend the books and records of the Partnership to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Additional Limited Partner, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Additional Limited Partner.

Section 11.5   Assignees.

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as an Additional Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners or other Limited Partners, where applicable, are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6   General Provisions.

A.            No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.4.

B.            Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of an Assignee of such Partnership Units as a Substituted Additional Limited Partner. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.4 shall cease to be a Limited Partner.

C.            Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D.            If any Partnership Unit is transferred or assigned in compliance with the provisions of this Article 11, or redeemed or transferred pursuant to Section 8.4 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or a redemption occurs shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be. All distributions of Operating Cash Flow attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Operating Cash Flow thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

ARTICLE 12
ADMISSION OF PARTNERS

Section 12.1   Admission of Subsequent Partner.

No Person shall be admitted as a Partner except in accordance with the terms of this Agreement and upon obtaining the consent of the General Partner. Any prospective Partner must submit to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, and (ii) such other documents or instruments, including powers of attorney, as may be required in the discretion of the General Partner in order to effect such Person’s admission as a Partner.

A.            The admission of any Person as a Subsequent Partner shall become effective on the date upon which the name of such Person is recorded in the books and records of the Partnership, following the consent of the General Partner to such admission.

B.            If any Subsequent Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Subsequent Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Subsequent Partner occurs shall be allocated among all the Partners and Assignees including such Limited Partner. All distributions of Operating Cash Flow with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Subsequent Partner, and all distributions of Operating Cash Flow thereafter shall be made to all the Partners and Assignees including such Subsequent Partner.

Section 12.2   Amendment of Agreement and Certificate of Limited Partnership.

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practicable an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate.

Section 12.3   Limit on Number of Partners.

If the Partnership shall no longer be a reporting company under the Exchange Act, then unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as a Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1   Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Additional Limited Partners or Subsequent Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A.            an event of withdrawal of the General Partner, as defined in the Act, unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of the Partnership in such an event) or (ii) within ninety (90) days after such event, a Majority-in-Interest of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of LXP as the General Partner of the Partnership (and LXP agrees to become a general partner of the Partnership);

B.            entry of a decree of judicial dissolution of the Partnership pursuant to the provision of the Act; or

C.            the sale of all or substantially all of the assets and properties of the Partnership.

Section 13.2   Winding Up.

A.            Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a Majority-in-Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1)           First, to the satisfaction of all of the Partnership’s debts and liabilities, including all contingent, conditional or immature claims and obligations to creditors other than the Partners (whether by payment or the making of reasonable provision for payment thereof);

(2)           Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)           Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners;

(4)           The balance if any, to the Partners in accordance with the positive Capital Account balances of the Partners, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

B.            Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion (subject to its obligation to gradually settle and close the Partnership’s business under Section 17-803 of the Act), defer for a reasonable time the liquidation  of  any  assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors).

Section 13.3   Negative Capital Accounts.

No Partner, general or limited, shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner’s Capital Account, whether such negative Capital Account results  from the allocation of Net Losses, or other items of deduction and loss to such Partner or from distributions to such Partner.

Section 13.4   Rights of the Limited Partners.

Except as otherwise provided in this Agreement, the Limited Partners shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership.

Section 13.5   Waiver of Partition.

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT

Section 14.1   Amendments.

A.            Amendments to this Agreement may be proposed by the General Partner or by a Majority-in-Interest of the Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

B.            Except as otherwise specifically provided herein, the General Partner shall not, without the prior consent of a Majority-in-Interest of the Limited Partners, amend, modify or terminate this Agreement.

C.            Notwithstanding Section 14.1.B hereof, the General Partner shall have the power, (i) with the consent of Vornado only to amend the definition of “Special Voting Preferred Direction Exclusions” and (ii) without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)           to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)           to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement;

(3)           to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)           to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5)           (a) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore LXP’s status as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any Qualified REIT Subsidiary;

(6)           to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations); and

(7)           to issue additional Partnership Interests in accordance with Section 4.2.

D.            Notwithstanding Sections 14.1.B and 14.1.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited

Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article V or Section 13.2.A hereof, or alter the allocations specified in Article VI hereof (except as otherwise expressly permitted herein), (iv) alter or modify the Redemption Rights, Cash Redemption Amount, or Share Redemption Amount as set forth in Section 8.4 hereof, or amend or modify any related definitions, (v) permit the removal of the General Partner without its consent or (vi) amend this Section 14.1.D; provided, however, that the consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 14.2 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1   Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth on the books and records of the Partnership.

Section 15.2   Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles”  and “Sections” are to Articles and Sections of this Agreement.

Section 15.3   Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each reference herein to Partnership Units held by the General Partner or a Limited Partner shall be deemed to be a reference to Partnership Units held by such Partner in its role as such.

Section 15.4   Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve  the purposes of this Agreement.

Section 15.5   Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6   Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver or any such breach or any other covenant, duty, agreement or condition.

Section 15.7   Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affirming its signature hereto.

Section 15.8   Applicable Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.9   Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10 Entire Agreement.

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

GENERAL PARTNER:

LXP GP 1 TRUST

By:

LIMITED PARTNERS:

LXP LP 1 TRUST

By:

LXP GP 1 TRUST, on behalf of and as attorney in fact for each of the persons and entities currently reflected on the books and records of the Partnership as a Limited Partner in the Partnership

By:

EXHIBIT A

CAPITAL ACCOUNT MAINTENANCE

1.             Capital Accounts of the Partners

A.            The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit B hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement  and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit B hereof.

B.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section  703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)           Except as otherwise provided in Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the  Capital Accounts of the Partners in the manner and subject  to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(2)           The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)           Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(4)           In lieu of the depreciation, amortization, and other cash recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)           In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)           Any items specially allocated under Section 2 of Exhibit B hereof shall not be taken into account.

C.            Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D.            (1)           Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D.(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such  Partnership property, as of the times the adjustments provided in Section 1.D.(2) hereto are made, as if such Unrealized  Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2)           Such adjustments may be made, in the discretion of the General Partner, as of the following times:  (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;  (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

(3)           In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4)           In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit A, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

E.            The provisions of this Agreement (including this Exhibit A and the other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.             No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.             No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contributions or his Capital Account or to receive any distribution from the Partnership, except as provided in this Agreement.

EXHIBIT B

SPECIAL ALLOCATION RULES

1.             Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit B, the following special allocations shall be made in the following order:

A.            Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit B, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section l.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this net decrease only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

B.            Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit B (except Section l.A. hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for the purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit B with respect to such Partnership Year, other than allocations-pursuant to Section 1.A hereof.

C.            Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections l.A and l.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specifically allocated to such

Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D.            Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests.

E.            Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

F.             Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.             Allocations for Tax Purposes

A.            Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit B.

B.            In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)           (a)           In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

(b)           any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit B.

(2)           (a)           In the case of an Adjusted Property, such items shall

(1)           first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit A and

(2)           second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B.(1) of this Exhibit B; and

(b)           any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit B.

(3)           All other items of income, gain, loss and  deduction shall be allocated among the Partners in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit B.

C.            To the extent Regulations promulgated pursuant to 704(c) of the Code permit a partnership to utilize creative methods to eliminate the disparities between the value of property and its adjusted basis (including, without limitation, the implementation of curative allocations), the General Partner shall have the authority to elect the method used by the Partnership and such election shall be binding on the Partners.

Without limiting the foregoing, the General Partner shall take all steps (including, without limitation, implementing curative allocations) that it determines are necessary or appropriate to ensure that the amount of taxable gain required to be recognized by the General Partner upon a disposition by the Partnership of any Contributed Property or Adjusted Property does not exceed the sum of (i) the gain that would be recognized by the General Partner if such property had an adjusted tax basis at the time of disposition equal to the 704(c) Value of such property plus (ii) the deductions for depreciation, amortization or other cost recovery actually allowed to the General Partner with respect to such property for federal income tax purposes (after giving effect to the “ceiling rule”).

D.            Notwithstanding the foregoing, with respect to any Contributed Property or Adjusted Property owned by the Partnership on the date hereof, the Partnership shall use the traditional method set forth in Regulations Section 1.704-3(b).

EXHIBIT C

NOTICE OF REDEMPTION

The undersigned Limited Partner hereby irrevocably (i) redeems                   Partnership Units in The Lexington Master Limited Partnership in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of The Lexington Master Limited Partnership, as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Redemption Amount deliverable upon exercise of the Redemption Right be delivered to the address and placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, certifies and agrees (a) that the undersigned has good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, (c) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender, (d) that if the undersigned is acquiring REIT Shares, the undersigned is doing so with the understanding that such REIT Shares may only be resold or distributed pursuant to a registration statement under the Securities Act of 1933 or in a transaction exempt from the registration requirements of such Act and (e) that Lexington Corporate Properties Trust  may refuse to transfer such REIT Shares as to which evidence satisfactory to it of such registration or exemption is not provided to it.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are issued, issue them to:

Please insert social security or identifying number:

Name:

C-1

NEWKIRK MASTER LIMITED PARTNERSHIP

PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS

November 20, 2006

This Proxy Is Solicited On Behalf of the General Partner

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all units of limited partnership interest of The Newkirk Master Limited Partnership (the “Partnership”) which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Limited Partners (including all adjournments thereof) of the Partnership to be held on Monday, November 20, 2006 at 10:45 A.M. at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

Dated:              , 2006

Print Name

Signature

NOTE: When limited partnership interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Your vote is important regardless of whether you plan to attend the Special Meeting of Limited Partners. You can be sure your units are represented at the meeting by promptly returning your proxy card in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Limited Partner. If no direction is given, this proxy will be voted For proposals 1 and 2 and in the discretion of said proxy on any other manner which may come before the meeting or any adjournments thereof.

The General Partner recommends a vote FOR both proposals.

1. To appoint Lex GP-1 Trust as the successor general partner of the Partnership in place of Newkirk Realty Trust, Inc.:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To adopt the amended and restated partnership agreement of the Partnership:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.